April 12, 2005

To the Shareholders of Pointe Financial Corporation:

On February 11, 2005, you and your fellow shareholders took the latest step toward the completion of the merger of Pointe with The South Financial Group, Inc., when you voted to approve the Agreement and Plan of Merger between our two companies. Upon completion of the merger, we expect to be an even stronger provider of financial services as we join with PointeBank and expand our operations into the Dade, Palm Beach and Broward county areas.

The merger agreement provides that once the merger is completed, you will be entitled to receive shares of TSFG common stock, cash or a combination of both in exchange for your Pointe shares. Enclosed are materials that enable you to elect the form of consideration you would prefer to receive in exchange for your shares of Pointe common stock. We expect to close the merger on May 6, 2005. Consequently, the election period will end at 5:00 P.M., ET, on Thursday, May 5, 2005.

To make your election, please complete the enclosed Election Form and send it, along with your Pointe stock certificates, to Registrar and Transfer Company (the Exchange Agent) in the enclosed pre-addressed courtesy reply envelope. Special instructions are provided to assist you in completing the form. Please follow these instructions carefully so that Registrar and Transfer Company will be able to process your election for you promptly after the election period has ended and the merger is completed.

Please review the Proxy Statement/Prospectus (which you received in connection with Pointe’s Special Meeting of Shareholders) and Frequently Asked Questions for further information regarding the election process. Questions regarding the completion of the Election Form or the delivery of your Pointe common stock certificates should be directed to Registrar and Transfer Company at 1-800-368-5948.

We are enthusiastic about the opportunities presented by the merger of our two companies and look forward to the expansion of the TSFG family.

Sincerely,

Mack I. Whittle, Jr. President and Chief Executive Officer

POINTE FINANCIAL CORPORATION ELECTION FORM

This Election Form is to accompany certificates representing shares of Pointe common stock being surrendered in connection with the acquisition of Pointe by The South Financial Group, Inc. Please see the enclosed “Instructions for Completing Election Form” for information and instructions about this Form.

The Election Deadline is 5:00 P.M., New York City Time, on May 5, 2005.
Return this Form and your Pointe stock certificates to Registrar and Transfer Company as follows:

Mailing Address:	EXCHANGE AGENT:	By Hand:
Registrar and Transfer Company	REGISTRAR AND TRANSFER COMPANY	Registrar and Transfer Company
Attn: Corporate Actions	For assistance: 1-800-368-5948	Attn: Reorg/Exchange Dept.
P.O. Box 645		10 Commerce Drive
Cranford, New Jersey 07016-0645		Cranford, New Jersey 07016

DESCRIPTION OF CERTIFICATES SURRENDERED (See Enclosed Instructions 1 and 8)
Certificate(s) enclosed or to be delivered (attach additional list if necessary)
Name and Address of Registered Holder(s)	Certificate Number(s)	Number of Shares

Total Number of Shares

☐ I have lost my certificate(s) for __________ shares of Pointe common stock and require assistance with respect to obtaining a replacement certificate.

ELECTION OPTIONS (See Enclosed Instructions 1, 2, 3 and 8)
A separate Election Form must be completed by each holder of record of Pointe shares. Please choose one of the following elections.
Choose ONE

❑ Mixed Election	❑ All Stock Election	❑ All Cash Election	❑ No Preference

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Enclosed Instructions 5, 6, and 7)	(See Enclosed Instructions 5 and 6A)
To be completed ONLY if certificates and/or check are to be issued and mailed to OTHER than the registered holder(s).	To be completed ONLY if certificates and/or check are to be issued to the registered holder(s) but mailed to OTHER than the address of record.

Stock must be properly assigned and signatures guaranteed.	Mail certificates and/or check to (please print):

Issue and mail certificates and/or check to (please print):	Name:
(Please Print)
Name:	Address:
(Please Print)
Address:
(including Zip Code)
Very truly yours,
(including Zip Code)
Dated
Signature(s) of registered holder(s) exactly as name appears on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate and document(s) transmitted herewith.

IMPORTANT — PLEASE SIGN AND DATE BELOW AND COMPLETE SUBSTITUTE FORM W-9 ON REVERSE SIDE.

          This Election Form must be signed by the registered holder(s) exactly as the name(s) appears on the certificates, or by the authorized agent of such registered holder(s), or by person(s) to whom the certificate(s) and check are to be issued.

          I hereby surrender to you for exchange the Pointe shares represented by the certificates accompanying this Election Form (or the certificates to be delivered pursuant to the Notice of Guaranteed Delivery delivered herewith). I certify that I (1) have complied with all requirements as stated in the accompanying Instructions, (2) am currently and will be, as of the date of the effective time of the merger, the registered holder of such shares of Pointe stock, (3) have good title to such shares, (4) have full power and authority to sell, assign and transfer and surrender such shares free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and (5) have full power and authority to make the election indicated above. By signing below, I acknowledge that delivery of this Election Form and any certificates enclosed herewith is at my election and risk and that delivery is deemed effective, and the risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

Dated:

Signature(s) of Shareholder or Agent

Area Code and Telephone Number: _________________________________________
(For Required Signatures, See Enclosed Instructions 1, 5, 6 and 7)
NOTICE OF GUARANTEED DELIVERY (See Enclosed Instruction 11)
Name of Firm:
Authorized Signature(s):
Authorized SignTitle(s):
Address:
	Street	City	State	Zip Code

Area Code and Telephone Number(s):
Date: __________________________________________________________

PAYER’S NAME: The South Financial Group, Inc.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service
Part 1 — TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES.

Social Security Number(s)
OR

Payer’s Request for Taxpayer Identification Number		Note:	If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.	Employer Identification Number(s)
(See Enclosed Instruction 4) Please fill in your name and address below.		Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Guidelines) – Under penalties of perjury, I certify that:
		(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and	Part 3 —
Name
(2)
I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
Awaiting TIN ☐
Business name, if different from above
Check appropriate box:		(3)	I am a U.S. person (including a U.S. resident alien).
☐ Individual/ Sole proprietor	☐ Corporation
Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

☐ Partnership	☐ Other ______

Address (number and street)

City, State and Zip Code		SIGNATURE _____________________________________________	DATE	, 20

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE BACKUP WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold from all reportable payments thereafter made to me at the applicable backup withholding rate until I provide a number.

, 20
Signature	Date

IMPORTANT TAX INFORMATION

Withholding. Under the federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing any payments of cash being made to each holder of Pointe stock certificates pursuant to the Merger Agreement and to impose withholding at the applicable backup withholding rate if required. If the correct certifications on Substitute Form W-9 are not provided, monetary penalties may be imposed by the IRS and payments made for Pointe shares may be subject to backup withholding at the applicable backup withholding rate. Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.

        In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a United States (U.S.) citizen or resident or other U.S. entity must, unless an exemption applies, provide the Exchange Agent with his or her correct TIN on Substitute Form W-9 as set forth on this Election Form. Such person must certify under penalties of perjury that such number is correct and that such holder is not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the Pointe stock certificates to be surrendered or of the last transferee appearing on the transfers attached to or endorsed on such stock certificates (or, if a check is made payable to another person as provided in the box entitled “Special Issuance Instructions,” then the TIN of such person). Foreign investors should consult their tax advisors regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

       In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless The South Financial Group, Inc., Registrar and Transfer Company and Seaboard Surety Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

       I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock, is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here :
Co-Owner, if any:	Date:	, 20

INSTRUCTIONS FOR COMPLETING ELECTION FORM

        This Election Form is to be completed and submitted to the Exchange Agent prior to the “Election Deadline” on May 3, 2005 by those holders of Pointe shares desiring to elect the type of consideration they wish to receive for their shares of Pointe common stock. The Election Form allows you to elect to receive merger consideration in the form of shares of TSFG common stock (an “All Stock Election”), cash (an “All Cash Election”), or a combination of both (a “Mixed Election”). The Election Form also allows you to indicate that you have “No Preference” as to the type of consideration that you receive in the Merger. Your election is subject to the Agreement and Plan of Merger, dated as of October 27, 2004, by and between Pointe and TSFG (the”Merger Agreement”).

        All holders of Pointe shares, including those electing No Preference, must surrender their Pointe stock certificates to Registrar and Transfer Company (the “Exchange Agent”) in order to receive the merger consideration. Until Pointe stock certificates are received by the Exchange Agent at one of the addresses set forth on the front of the Election Form, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Pointe stock certificates will not receive TSFG shares and/or cash consideration (or any dividends or other distributions payable on any such TSFG shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your Pointe stock certificates are lost, stolen or destroyed, please refer to Instruction 10 below.

        A holder of Pointe shares must check the appropriate election box to make an effective Mixed Election, All Stock Election or All Cash Election. The Election Deadline is 5:00 P.M., New York City Time, on May 3, 2005.

        Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement/Prospectus provided to you in connection with the Pointe shareholders meeting at which the merger agreement was approved. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Extra copies of the Proxy Statement/Prospectus may be requested from TSFG at the telephone number set out in Instruction 14. The filing of this Election Form with the Exchange Agent is acknowledgment of the receipt of the Proxy Statement/Prospectus.

        Instruction 1. Elections, Certificates and Share Allocations. Please select ONE of the following four options: (1) Mixed Election, (2) All Stock Election, (3) All Cash Election or (4) No Preference. Please read the following sections of the Proxy Statement/Prospectus for a discussion of these options and the allocation procedures associated with them: “The Merger — Merger Consideration”, “The Merger — Election Procedure” and “The Merger — Allocation”. All holders of Pointe shares must complete the box entitled “Election Options” in order to elect to receive the desired merger consideration. To properly complete this form, each shareholder must also complete the box entitled “Description of Certificates Surrendered” by writing the number of each Pointe stock certificate surrendered herewith in the column under the heading “Certificate Number” and the number of Pointe shares represented by each Pointe stock certificate surrendered herewith in the column under the heading “Number of Shares” beside each certificate number. All holders of Pointe shares, including those electing No Preference, must surrender their Pointe stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement/Prospectus, an aggregate of 2,554,022 TSFG shares and $24,493,075 of cash will be issued in the merger. Therefore, there can be no assurance that each Pointe shareholder will receive the form of consideration which such holder elects if the elections result in an oversubscription of the TSFG stock or cash.

        Instruction 2. Election Deadline. The Election Deadline is 5:00 P.M., New York City Time, on May 3, 2005. For any Mixed Election, All Stock Election, or All Cash Election contained herein to be considered, this Election Form, properly completed, and the related Pointe stock certificates must be received by the Exchange Agent at one of the addresses shown on the front of the Election Form no later than 5:00 p.m., New York City Time, on May 3, 2005. The Exchange Agent will have reasonable discretion to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any such determinations shall be conclusive and binding.

        Instruction 3. Revocation or Change of Election Form. Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

        Instruction 4. Form W-9 Certification. Each surrendering holder of Pointe shares is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the holder of the Pointe stock certificates surrendered herewith or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s) (or, if a check is made payable to another person as provided in the box above entitled “Special Issuance Instructions,” then the TIN of such person). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of Pointe shares to federal income tax backup withholding at the applicable backup withholding rate on payments made to such surrendering holder with respect to the Pointe shares and on future dividends paid by TSFG. A holder of Pointe shares must cross out item (2) in the certification box of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service (“IRS”) that such holder is currently subject to backup withholding. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of Pointe shares has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days thereafter, TSFG will withhold at the applicable backup withholding rate on all such payments and dividends until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.

        Instruction 5. Signatures on Election Form, Stock Powers and Endorsements.

        (a) All signatures must correspond exactly with the name written on the face of the Pointe stock certificates without alteration, variation or any change whatsoever.

        (b) If the Pointe stock certificates surrendered are held of record by two or more joint owners, all such owners must sign this Election Form.

        (c) If any surrendered Pointe shares are registered in different names on several Pointe stock certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of Pointe stock certificates.

        (d) If this Election Form is signed by a person(s) other than the record holder(s) of the Pointe stock certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

        (e) If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Pointe stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

        Instruction 6. Special Issuance Instructions. If the stock certificates and check are to be issued to a person other than the registered holder of the surrendered certificates, the surrendered certificates must be endorsed to such person or accompanied by appropriately endorsed stock powers. Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. (See Instruction 7 for information on Signature Guarantees.) The person to whom the check is to be issued must furnish a correct taxpayer identification number and sign and date the Substitute Form W-9. If the stock certificate and check is to be issued to the registered holder of the surrendered stock certificates, the surrendered certificates need not be endorsed or accompanied by instruments of assignment and transfer.

        The following are frequently requested types of registration changes. If your circumstances differ from those listed below, or if you have any other questions, please contact Registrar and Transfer Company at 1-800-368-5948.

        Name change due to marriage or transfer of ownership to another individual:

1.
Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed. (See Instruction 7 for information on Signature Guarantees).

2.
Complete the Substitute Form W-9 on the Election Form by listing the Taxpayer TIN or Social Security Number (“SSN”) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        Stockholder whose name is printed on the Election Form is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. (See Instruction 7 for information on Signature Guarantees).

3.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Provide survivor’s signature (signature guarantee is not necessary in this case).

3.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

3.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Completing Substitute Form W-9 for more detailed information.

        The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

2.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        If the request is being made by the minor who has now reached the age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 7 for information on Signature Guarantees.)

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        You want to have the account registered in the name of a trust:

1.
Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. (See Instruction 7 for information on Signature Guarantees.)

2.	Provide a copy of the first and last pages of the trust agreement.

3.
Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

        Instruction 6A. Special Delivery Instructions. Complete this area only if you want the stock certificate(s) of TSFG common stock and/or check resulting from your election to be delivered to an address other than the one printed in the box entitled “Description of Certificates Surrendered”. Note: Your address of record will not be affected by completing this section.

        Instruction 7. Guarantee of Signatures. Signatures on this Election Form need not be guaranteed unless the “Special Issuance Instructions” section has been completed and payment is to be made to someone other than the holder of the surrendered Pointe stock certificates. In such event, signatures on this Election Form must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program, or by a stockbroker who is a member of such Program. Public Notaries cannot execute acceptable guarantees of signatures and the signature of a Notary Public is not acceptable for this purpose.

        Instruction 8. Delivery of Election Form and Stock Certificates. This Election Form, properly completed and duly executed, together with the certificate(s) representing the Pointe shares, should be delivered to the Exchange Agent at one of the addresses set forth on the front of the Election Form. The method of delivery of the Pointe stock certificates and all other required documents is at the election and risk of the record holder of such Pointe shares; however, if such Certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested. Insert in the box at the top of the Election Form the certificate number(s) of the Pointe common stock certificate(s) which you are surrendering herewith and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

        Instruction 9. Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificates will be determined by TSFG (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding. TSFG reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of this Election Form or any other documents delivered therewith with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

        Instruction 10. Lost, Stolen, or Destroyed Certificates. If you have lost your Pointe stock certificate(s), you should indicate on the face of the Election Form that the certificate(s) is lost, complete the section on the reverse side of the form called AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) and return it to Registrar and Transfer along with a check to cover the lost certificate bond premium of 1.5% of the value of the stock (Minimum $20.00). If the premium exceeds $1,500.00 please contact Registrar and Transfer’s Investor Relations Department.

        Instruction 11. Notice of Guaranteed Delivery. Complete this area if you are not delivering your stock certificates with the Election Form and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificates for shares of Pointe common stock are not immediately available or who cannot deliver their certificates for shares of Pointe common stock to the Exchange Agent on or prior to the Election Deadline or for book-entry confirmation may make an effective election for their Pointe common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (1) the election must be made by or through an eligible institution, (2) a properly completed and a duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Election Deadline, and (3) the certificates evidencing all physically surrendered shares of Pointe common stock or book-entry confirmations, as the case may be, together with a properly completed and duly executed Election Form (or manually signed facsimile thereof), together with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other documents required by this Election Form, must be received by the Exchange Agent within three Nasdaq Stock Market’s trading days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information. An “eligible institution” is a commercial bank or trust company having an office, branch or agency in the United States which is a member of the Securities Transfer Agents Medallion Program or a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc.

        Instruction 12. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record of Pointe shares is entitled to make an election and submit an Election Form covering all Pointe shares actually held of record by such holder. Nominee record holders, which include nominees, trustees or any other person that holds Pointe shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Pointe shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting an Election Form on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.

        Instruction 13. Miscellaneous. Neither TSFG nor the Exchange Agent is under any duty to give notification of defects in any Election Form. TSFG and the Exchange Agent shall not incur any liability for failure to give such notification, and each of TSFG and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.

        Instruction 14. Information and Additional Copies. Additional copies of this Election Form may be obtained by telephoning the Exchange Agent (Registrar and Transfer Company) at 1-800-368-5948. All inquiries with respect to the surrender of Pointe stock certificates should be made directly to the Exchange Agent (Registrar and Transfer Company) at 1-800-368-5948.

South Financial Group, Inc./Pointe Financial Corporation

Pointe Financial Corporation

Shareholders Election Process

Frequently Asked Questions

Definitions:

                “Cash Election Shares” are shares held by a shareholder who has made an all cash election.

                “Closing Date” is the date on which the merger will be completed.

                “Election Deadline” is the last day on which Election Forms will be accepted by the Exchange Agent for a valid election. The Election Deadline is 5:00 p.m., New York City time, on May 5, 2005.

                “Election Form” is the document Pointe shareholders must complete in order to elect to receive TSFG common stock, cash or a combination of both in exchange for their shares of Pointe common stock. This document must be properly completed and returned to the Exchange Agent on or before the Election Deadline. The Election Form must be accompanied by the shareholder’s Pointe stock certificate(s), unless shares are held in street name (i.e., through a broker) or book-entry.

                “Exchange Agent” is Registrar and Transfer Company. As Exchange Agent, Registrar and Transfer Company is responsible for handling the exchange of shares of Pointe common stock for TSFG common stock and/or cash. Registrar and Transfer Company is also responsible for collecting the Election Forms and calculating the final distribution of TSFG common stock and cash.

                “Merger Consideration” is the TSFG common stock, cash or combination of both to be received in exchange for shares of Pointe common stock in connection with the merger.

                “Per Share Cash Consideration” is the amount of cash to be received for each share of Pointe common stock being converted into cash.

                “Per Share Stock Consideration” is the number of shares of TSFG common stock to be received for each share of Pointe common stock being converted into TSFG stock.

                “SEC” is the Securities and Exchange Commission.

                “Stock Election Shares” are shares held by a shareholder who has made an all stock election.

                “Valuation Period” is the ten consecutive trading days during which the shares of TSFG common stock are traded on the Nasdaq Stock Market’s National Market (“Nasdaq”) ending on the third calendar day before the Closing Date.

1.             What should I do with the Election Form?

                In connection with the merger, you may elect to receive TSFG common stock, cash or a combination of both in exchange for your shares of Pointe common stock. To make your election, you must properly complete the Election Form and return it to the Exchange Agent, along with your Pointe stock certificates, before the Election Deadline.

2.             What is the deadline for completing the Election Form and submitting it to the Exchange Agent?

                The Election Deadline is 5:00 p.m. New York City time on May 5, 2005. If you wish to choose the type of merger consideration you would prefer to receive in exchange for your shares of Pointe common stock, you must deliver a properly completed Election Form and your Pointe stock certificates to the Exchange Agent before the Election Deadline.

                If you do not deliver your election materials to the Exchange Agent before the Election Deadline, you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Pointe shareholders. (Please see Question 13 below.)

                You are reminded that, even though you may choose to receive a specific type of consideration in the merger, what you receive in the merger may be different, depending on the elections made by other Pointe shareholders.

3.             When will the merger be completed?

                The closing of the merger of Pointe with TSFG is currently expected to occur on May 6, 2005.

4.             What will I receive as a result of the merger?

                Pointe shareholders will have the right to elect to convert their Pointe common stock into cash, shares of TSFG common stock, or a mixture of both. The Exchange Agent will calculate the Merger Consideration for each Pointe shareholder after it receives all of the Election Forms and tallies the results.

5.             How will the Per Share Cash Consideration and Per Share Stock Consideration be calculated?

                Pursuant to the terms of the merger, TSFG will issue 2,554,022 shares of TSFG common stock and pay $24,493,075 in cash. The actual Per Share Stock Consideration and Per Share Cash Consideration to be paid to Pointe shareholders cannot be determined until the third day immediately prior to the Closing Date. We intend to announce these amounts when known.

                The Per Share Cash Consideration will be equal to the amount obtained by dividing the Transaction Value (as defined below) by the number of Exchangeable Shares (as defined below). In our discussion we also refer to that amount as the “Per Share Consideration.”

•	The “Transaction Value” is the dollar amount of the sum of:

	(1)	$24,493,075 (which is the aggregate amount of cash TSFG will pay pursuant to the merger), and

	(2)	the product of: (A) 2,554,022 (which is the total number of TSFG shares being issued in the merger) and (B) the Final Stock Price (as defined below).

•
The “Final Stock Price” is the average of the closing sale prices of TSFG common stock as reported on Nasdaq during the ten consecutive trading days during which the shares of TSFG common stock are traded on Nasdaq ending on the third calendar day immediately prior to the effective time of the merger. We refer to this ten trading-day period as the “Valuation Period.”

•
“Exchangeable Shares” is the total number of shares of Pointe common stock outstanding as of the close of business on the last day of the Valuation Period (assuming the exercise of all Pointe options outstanding under Pointe’s employee stock option plan at that time).

                The “Per Share Stock Consideration” will be equal to the amount obtained by dividing the Per Share Cash Consideration by the Final Stock Price.

                The formula described above is designed to equalize the value of the consideration to be received for each share of Pointe common stock in the merger as measured during the Valuation Period, regardless of whether the Pointe shareholder elects to receive all TSFG common stock, all cash, or a combination. This equalization mechanism was deemed to be desirable because, while the aggregate number of shares of TSFG common stock and the amount of cash to be received by Pointe shareholders is fixed, the value of the TSFG common stock will fluctuate. In order to ensure that the value of the consideration for each share of Pointe common stock is as equal as possible upon receipt by Pointe shareholders, regardless of the form of the consideration, the equalization mechanism is to be applied based on the Final Stock Price.

                The market value of TSFG common stock fluctuates, and therefore, its market value on the date that it is received by a Pointe shareholder will likely differ from the market value of TSFG common stock at other times, including its current market value.

                Please refer to pages 30 – 34 and Appendix B of the Proxy Statement/Prospectus, dated January 10, 2005 for examples of how the value of the Merger Consideration may change depending on fluctuations in the price of TSFG’s common stock.

6.             If I choose to exchange all my Pointe shares for TSFG common stock, how many shares will I receive?

                The number of shares of TSFG common stock you will receive in exchange for your Pointe shares (in the absence of any proration as described in Question 9 below) will be calculated by multiplying the Per Share Stock Consideration by the number of Pointe shares you own.

                If the conversion of your Pointe stock into TSFG common stock results in a fractional share (for example, ½ of a share), the Exchange Agent will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

7.             If I choose to exchange all my Pointe shares for cash, how much cash will I receive?

                The amount of cash you will receive in exchange for your Pointe shares (in the absence of any proration as described in Question 9 below) will be calculated by multiplying the Per Share Cash Consideration by the number of Pointe shares you own.

8.             If I choose to exchange all my Pointe shares for a combination of TSFG common stock and cash, what will I receive?

                Shareholders who elect the mixed election will receive (A) the Per Share Cash Consideration in respect of that portion of that holder’s Pointe shares equal to the “Cash Percentage” (as defined below), and (B) the Per Share Stock Consideration in respect of that portion of that holder’s Pointe shares equal to the “Stock Percentage” (as defined below). The “Cash Percentage” and the “Stock Percentage” cannot be determined until the third day immediately prior to the effective time of the merger:

•
The “Cash Percentage” will equal the amount obtained by dividing (1) the amount obtained by dividing $24,493,075 by the Per Share Cash Consideration, by (2) the total number of Pointe shares outstanding as of the close of business on the last day of the Valuation Period.

•	The “Stock Percentage” will equal one minus the Cash Percentage.

9.             Will I receive Merger Consideration in the form that I elect?

                In the merger, TSFG will issue 2,554,022 shares of TSFG common stock and pay $24,493,075 in cash. Therefore, all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of shares to be issued. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock.

•
Oversubscription of the Cash Consideration. If the aggregate cash amount that would otherwise be paid by TSFG to Pointe shareholders would be greater than $24,493,075, TSFG common stock will be issued in lieu of the excess to shareholders making an all cash election. In that situation, the following allocation mechanism will be used:

•	shareholders making a mixed election will receive a mixture of cash and TSFG stock based on the applicable Stock Percentage and Cash Percentage;

•	shareholders making an all stock election (and shareholders not making any election) will receive all stock;

•
the Exchange Agent will determine the number of Cash Election Shares (from the shareholders electing all cash) that would be equal to the amount of the oversubscription and convert those Cash Election Shares into shares in TSFG stock (such being allocated pro rata among those shareholders electing all cash);

•	all Cash Election Shares not converted into TSFG stock (as provided in the previous bullet point) would be converted into cash.

                Oversubscription of the Stock Consideration. If the aggregate cash amount that TSFG would pay to Pointe shareholders who make an all cash election or a mixed election is less than $24,493,075 (i.e. there is an “undersubscription of cash”), TSFG will pay cash to shareholders who fail to make a valid election and, if necessary, to shareholders who make an all stock election to the extent of such undersubscription. In this situation, the following allocation mechanism will be used:

•	shareholders making a mixed election will receive a mixture of cash and TSFG stock based on the applicable Stock Percentage and Cash Percentage;

•	shareholders making an all cash election will receive all cash;

•
the Exchange Agent will then select from among the no election shares and then, if necessary, from among the Stock Election Shares, the number of shares equal to the “undersubscription” of cash and convert those shares into all cash (such being allocated pro rata among those affected shareholders);

•	the Stock Election Shares and non-electing shares not selected by the Exchange Agent to be converted into cash (as provided in the previous bullet point) will be converted into TSFG stock.

                The allocation described above will be computed by the Exchange Agent within ten business days after the election deadline, unless the merger has not been completed, in which case the allocation will be completed as soon as practicable after completion of the merger. The pro rata process to be used by the Exchange Agent will consist of an equitable pro rata process as will be mutually determined by Pointe and TSFG.

10.          Do I have to send in my Pointe stock certificates?

                Yes. Your Pointe stock certificates should be returned with the Election Form. However, if your Pointe stock certificates are not readily available, you may complete and return the Election Form and follow the Guaranteed Delivery procedure described in Question 12 below.

11.          What if I cannot locate my Pointe stock certificates?

                If you have lost your Pointe stock certificate(s), you should indicate on the face of the Election Form that the certificate(s) is lost, complete the section on the reverse side of the form called AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) and return it to Registrar and Transfer along with a check to cover the lost certificate bond premium of 1.5% of the value of the stock (Minimum $20.00). If the premium exceeds $1,500.00 please contact Registrar and Transfer’s Investor Relations Department.

                If the Exchange Agent does not receive your Election Form (with the signed Affidavit) and a check by the Election Deadline, you will be treated as if you missed the Election Deadline and will be deemed to have elected “No Preference”. (Please see Question 13 below.)

                Immediately following the Closing Date, all Pointe shareholder records will be transferred to TSFG’s stock transfer agent, Registrar and Transfer Company. After the Closing Date, please contact Registrar and Transfer Company toll-free at 1-800-368-5948 with any questions regarding replacement of your Pointe stock certificates.

12.          What if my Pointe stock certificates are not readily available?

                If your Pointe stock certificates are not readily available, you may make an election by completing the Election Form and having a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States who is a member of the Securities Transfer Agents Medallion Program. In order for your election to be valid, the stock certificates, the delivery of which is thereby guaranteed, must be received no later than 5:00 p.m., New York City time, on the third Nasdaq Stock Market trading day after the Election Deadline.

13.          What happens if I miss the Election Deadline or my Election Form is not properly completed or if I indicate I have no preference as to the form of consideration that I will receive?

                If your Election Form and Pointe stock certificates are not received by the Exchange Agent before the Election Deadline, or your Election Form is not properly completed or if you indicate you have no preference as to the form of consideration you will receive, in each case, you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Pointe shareholders.

                Because the Election Deadline is absolute, you may wish to consider sending your Election Form and Pointe stock certificates by express delivery or registered mail. We recommend that you send the materials via return-receipt, registered mail, insure the contents for 1.5% of the value of the exchange to cover the lost certificates bond, and retain the Post Office (or delivery service) receipt verifying the time and date of delivery.

14.          If the Exchange Agent does not receive my Election Form and Pointe stock certificates before the Election Deadline, how will I exchange my Pointe shares?

                If you do not properly complete and submit an Election Form to the Exchange Agent before the Election Deadline, the Exchange Agent will mail you a Letter of Transmittal within five business days following the Closing Date with instructions on how to complete the Letter of Transmittal and return it to the Exchange Agent with your Pointe stock certificates. If your properly completed Election Form is received by the Exchange Agent after the Election Deadline, you will not receive a Letter of Transmittal. However, you will be deemed to have elected “No Preference” and may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Pointe shareholders.

The South Financial Group, Inc./Pointe Financial Corporation

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper identification number to give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Purpose of Form

A person who is required to file an information return with IRS must obtain your correct taxpayer identification number (TIN) to report income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1.   Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

2.   Certify you are not subject to backup withholding, or

3.   Claim exemption from backup withholding if you are a U.S. exempt payee.

Foreign person. If you are a foreign person, use the appropriate Form W-8 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:

1.   The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.   The treaty article addressing the income.

3.   The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.   The type and amount of income that qualifies for the exemption from tax.

5.   Sufficient facts to justify the exemption from tax under the terms of the treaty article.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is Backup Withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.   You do not furnish your TIN to the requester, or

2.   You do not certify your TIN when required (see the Part II instructions below for details), or

3.   The IRS tells the requester that you furnished an incorrect TIN, or

4.   The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.   You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below.

Penalties

Failure to Furnish your TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Exempt From Backup Withholding

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1.   An organization exempt from tax under section 501(a), any IRA or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2.   The United States or any of its agencies or instrumentalities;

3.   A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

4.   A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5.   An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.   A corporation;

7.   A foreign central bank of issue;

8.   A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9.   A futures commission merchant registered with the Commodity Futures Trading Commission;

10. A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12. A common trust fund operated by a bank under section 584(a);

13. A financial institution;

14. A middleman known in the investment community as a nominee or custodian; or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt recipients 1 through 7[2]

1 See Form 1099-MISC. Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments; attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (TIN). Enter it in the social security number box. If you do not have an TIN, see How To Obtain a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-owner LLC that is disregarded as an entity separate from its owner, enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

How To Obtain a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. For a joint account, only the person whose TIN is shown in Part I should sign. Exempt recipients, see Exempt From Backup Withholding above.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:

1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5.	Sole proprietorship or single-owner LLC	The owner[3]

	For this type of account:	Give name and EIN of:

6.	Sole proprietorship or single-owner LLC	The owner[3]

7.	A valid trust, estate, or pension trust	Legal entity[4]

8.	Corporate or LLC electing corporate status on Form 8832	The corporation

9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10.	Partnership or multimember LLC	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. The authority to disclose information to combat terrorism expired on December 31, 2003. Legislation is pending that would reinstate this authority.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

NOTICE OF GUARANTEED DELIVERY
for
Common Stock
of
Pointe Financial Corporation

                As set forth in the Election Form delivered to holders of record of Pointe Financial Corporation (“Pointe”) common stock in connection with the acquisition of Pointe by The South Financial Group, Inc. (“TSFG”), this form or one substantially equivalent to it must be provided IF (1) the Election Form or any other documents required thereby cannot be delivered to the Exchange Agent by the Election Deadline (as defined in the Election Form), or (2) certificates representing Pointe shares are not immediately available or (3) the procedure for book-entry transfer cannot be completed by the Election Deadline. This form may be delivered by an “eligible institution” (as defined in the Election Form) by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Election Form.

The Election Deadline is 5:00 P.M., New York City Time, on May 5, 2005.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

To: Registrar and Transfer Company, as Exchange Agent:
By Registered or Certified Mail: Attn: Corporate Actions 10 Commerce Drive Cranford, New Jersey 07016	By Overnight Delivery: Registrar and Transfer Company Attn: Corporate Actions 10 Commerce Dr. Cranford, NJ 07016
By Facsimile: Registrar and Transfer Company Attn: Corporate Actions Facsimile: (908) 497-2311 Confirm by telephone: (908) 497-2300 ext. 2556	By Hand Delivery: Registrar and Transfer Company Attn: Corporate Actions 10 Commerce Dr. Cranford, NJ 07016

                Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than that set forth above will not constitute a valid delivery. This form is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Election Form.

Ladies and Gentlemen:

                The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form, receipt of which is hereby acknowledged, the certificates specified below pursuant to the guaranteed delivery procedures set forth in the Election Form.

                All authority thereto conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) enclosed or to be delivered (attach additional list if necessary)
Name and Address of Registered Holder(s)	Certificate Number(s)	Number of Shares

Total Number of Shares

Note: Signatures must be provided where indicated below.

Name(s) of Holder(s):
Address(es):

Telephone Number:
Signature(s):

Date:
DTC Account Number (if applicable):

This Notice of Guaranteed Delivery must be signed by (1) the holder(s) of Pointe stock certificates exactly as its/their name(s) appear on such certificates, (2) the holder(s) of Pointe stock certificates exactly as its/their name(s) appear on a security position listing maintained by DTC as the owner of the certificates or (3) by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by TSFG, submit evidence satisfactory to TSFG of their authority to act:

Please print name(s) and addresses of person signing above

Name(s):
Capacity:
Address(es):

GUARANTEE
(Not to be used for signature guarantee)

                The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees delivery to the Exchange Agent of either stock certificates in proper form for transfer or a confirmation of the book-entry transfer of Book-Entry Interests representing such stock certificates into the Exchange Agent’s account at DTC, and delivery of either a properly completed and duly executed Election Form (or manually signed facsimile thereof) with any required signatures and any other documents required by the Election Form or an Agent’s Message, all by 5:00 p.m., New York City time, on the third Nasdaq Stock Market trading day after the Election Deadline.

                The undersigned acknowledges that it must deliver the Election Form or Agent’s Message and certificates surrendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

SIGN HERE

Name of firm:

Authorized Signature:

Name (please print):

Address:

Telephone Number:

Date:

DO NOT SEND ANY STOCK CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF STOCK CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED ELECTION FORM.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

                1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Election Deadline. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 11 of the Election Form.

                2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Pointe stock certificates to be tendered (in the case of physical certificates), the signature must correspond with the name(s) as written on the face of such Pointe stock certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the DTC participant whose name appears on a security position maintained by DTC (in the case of Book-Entry Interests), the signature must correspond exactly with such participant’s name as it appears on a security position maintained by DTC listing such participant as the owner of the Pointe stock certificates, without any change whatsoever.

                If any of the Pointe stock certificates to be surrendered are owned of record by two or more joint owners, all such owners must sign this Notice of Guaranteed Delivery. If any Pointe stock certificates to be surrendered are held in different names on several Pointe stock certificates, it will be necessary to complete, sign, and submit as many separate copies of the Notice of Guaranteed Delivery documents as there are names in which Pointe stock certificates to be surrendered are held.

                If this Notice of Guaranteed Delivery or any Pointe stock certificates are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by TSFG, evidence satisfactory to TSFG of their authority to so act must be submitted with this Notice of Guaranteed Delivery.

                3. Requests for Assistance of Additional Copies. Questions and requests for assistance and requests for additional copies of the Election Form may be directed to the Exchange Agent at the address specified in the Election Form. Holders also may contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning this matter.

Election Information

April 12, 2005

The Election Deadline is 5:00 P.M., New York City Time, on May 5, 2005.

To Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees:

                The Board of Directors of The South Financial Group, Inc. (“TSFG”) and Pointe Financial Corporation (“Pointe”) have agreed to a merger of their companies. Shareholders of Pointe approved the merger of the two companies at the Special Meeting on February 11, 2005. The merger is currently expected to close on May 6, 2005, subject to receipt of regulatory approvals and certain other matters.

                Under the terms of the merger agreement, which are explained more fully in the Proxy Statement/Prospectus dated January 10, 2005, Pointe shareholders may elect to exchange their Pointe shares for TSFG common stock, cash or a combination thereof. Please note that, because the total amount of cash consideration payable in the merger is fixed, Pointe shareholders may actually receive, regardless of their election, a combination of cash and shares of TSFG common stock for their Pointe shares (depending on the elections made by other Pointe shareholders). Pointe shareholders who hold shares through you or your nominee may make an election only by instructing you to complete and deliver the enclosed Election Form. If they do not instruct you to complete and deliver a valid Election Form, they will be deemed to have elected “No Preference.”

                 For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

(1)	an Election Form that includes a Substitute Form W-9 (copies of the Election Form may be used);

(2)
a Notice of Guaranteed Delivery to be delivered with the completed Election Form if none of the procedures for delivering the necessary certificates representing Pointe common shares can be completed before the Election Deadline (copies of the Notice may be used);

(3)	Frequently Asked Questions regarding the merger that you may wish to distribute to your clients; and

(4)	Guidelines of the IRS for the Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

                For an election to be valid, Registrar and Transfer Company must receive a duly executed and properly completed Election Form, including any required signature guarantees or other documents, together with any certificates representing surrendered Pointe shares or timely confirmation of their book-entry transfer, before the Election Deadline. Pointe shareholders whose certificates are not immediately available or who cannot deliver such certificates to Registrar and Transfer Company, or cannot complete the procedures for book-entry transfer prior to the Election Deadline, must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

                No fees or commissions will be payable by TSFG or Pointe, or any officer, director, shareholder, agent or other representative of TSFG or Pointe, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Registrar and Transfer Company for their services in connection with the election and exchange process).

                Any inquiries you may have with respect to the election should be addressed to Registrar and Transfer Company at 1-800-368-5948.

The South Financial Group, Inc.
Pointe Financial Corporation

Nothing contained herein or in the enclosed documents shall constitute you or any person as an agent of TSFG, Pointe, Registrar and Transfer Company, or any affiliate of the foregoing, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the election other than the documents enclosed herewith and the statements contained therein.

Election Instructions

The Election Deadline is 5:00 P.M., New York City Time, on May 5, 2005.

To Our Clients:

                The Board of Directors of The South Financial Group, Inc. (“TSFG”) and Pointe Financial Corporation (“Pointe”) have agreed to a merger of their companies. Shareholders of Pointe approved the merger agreement at their Special Meeting on February 11, 2005. The merger is currently expected to close on May 6, 2005, subject to receipt of regulatory approvals and certain other matters.

                In the merger, TSFG will issue 2,554,022 shares of TSFG common stock and pay $24,493,075 in cash. The per share consideration you will receive for your Pointe shares will be based on a formula set forth in the merger agreement. It will be equal to the aggregate value of all TSFG common stock and cash being issued in the merger divided by the total number of Pointe shares and options outstanding. The value of the TSFG common stock for these purposes will be the average closing price of TSFG common stock during the ten trading day period ending three days before the completion of the merger.

                Under the terms at the merger agreement, which are explained more fully in the Proxy Statement/Prospectus dated January 10, 2005, you may elect to exchange your Pointe shares for shares of TSFG common stock, cash or a combination of both. However, because the total amount of cash and stock consideration payable in the merger is fixed, regardless of your choice, you may actually receive a combination of cash and shares of TSFG common stock for your Pointe shares (depending on the elections made by other Pointe shareholders). Accordingly, TSFG and Pointe cannot guarantee that you will receive your election choice.

                You may make your election only by completing and delivering the enclosed Election Instructions to us. If you do not complete and deliver valid Election Instructions, you will be deemed to have “no preference” as to the form of consideration that you receive.

                Election Options

                Your Election Options are set forth below. (For defined terms, please refer to the definitions set forth on the first page and in Questions 5 and 8 of the Frequently Asked Questions.)

                1.  All Stock Election. The number of shares of TSFG common stock you will receive in exchange for your Pointe shares (in the absence of any oversubscription of shares as described below) will be calculated by multiplying the Per Share Stock Consideration by the number of Pointe shares you own. If the conversion of your Pointe stock into TSFG common stock results in a fractional share (e.g., a half or a quarter of a share of stock), Registrar and Transfer Company (the “Exchange Agent”) will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

                2.  All Cash Election. The amount of cash you will receive in exchange for your Pointe shares (in the absence of any oversubscription of cash as described below) will be calculated by multiplying the Per Share Cash Consideration by the number of Pointe shares you own.

                3. Mixed Election. If you make the mixed election, you will receive (A) the Per Share Cash Consideration in respect of that portion of your Pointe shares equal to the “Cash Percentage”, and (B) the Per Share Stock Consideration in respect of that portion your Pointe shares equal to the “Stock Percentage”. The “Cash Percentage” and the “Stock Percentage” cannot be determined until the third day immediately prior to the effective time of the merger.

                4.  “No Preference”. If you elect “No Preference” you may receive TSFG common stock, cash or a combination of both, depending on the elections made by other Pointe shareholders.

Because we are the holder of record for your Pointe shares, only we can make an election for you in accordance with your instructions. Please instruct us below on how to exchange your Pointe shares.

Oversubscription of Cash or Shares

                In the merger, TSFG will issue 2,554,022 shares of TSFG common stock and pay $24,493,075 in cash. Therefore, all cash and all stock elections are subject to adjustment to preserve these limitations on the amount of cash to be paid and the number of TSFG shares to be issued. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock. For a description of the procedures to be followed by the Exchange Agent if there is an oversubscription of cash or stock consideration, please refer to the section entitled “The Merger — Allocation” beginning on page 35 of the Proxy Statement/Prospectus.

                The Election Deadline is 5:00 P.M., New York City Time, on May 5, 2005. We encourage you to advise us of your instructions promptly. Note that if you miss the Election Deadline, you will be deemed to have elected “No Preference.” Again, please note that the per share merger consideration will not be known until the third day immediately prior to the effective time of the merger. Once the per share merger consideration is determined, Pointe and TSFG will issue a press release announcing the value of the merger consideration. You may obtain this information at the SEC website at www.sec.gov, on the TSFG website at www.thesouthgroup.com, on the Pointe website at www.pointebank.com or by calling the Exchange Agent at 1-800-368-5948.

Revocation

                To revoke or change your election, you must notify us as soon an possible so that we can appropriately notify the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis.

Other Pointe Shares

                This election applies only to those shares of Pointe that we hold beneficially for you. If you have Pointe shares in certificated form, you will receive an Election Form and additional election materials directly from TSFG. Please follow the instructions enclosed with that Election Form in order to make a valid election with respect to those shares.

INSTRUCTIONS

Please provide your signed instructions below: Choose ONE

☐ Mixed Election	☐	All Stock Election	☐ All Cash Election	☐ No Preference

Account Number:__________________________________

___________________________			_____________________________________	_______________________
Signature of Shareholder			Signature of Shareholder	Daytime Phone,
			(if joint account)	including area code

The method of delivery of this document is at your option and risk. If delivered by mail, certified mail with return receipt requested is recommended. In all cases, you should allow sufficient time to ensure delivery prior to the Election Deadline.

If you have any questions, please contact us.